Exhibit 10.2

THIS 8% SENIOR SECURED PROMISSORY NOTE, AND UNDERLYING COMMON STOCK INTO WHICH IT IS CONVERTIBLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”), PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVIDED BY SECTION 4(a)(2) OF THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS 8% SENIOR SECURED PROMISSORY NOTE NOR THE UNDERLYING COMMON STOCK CAN BE RESOLD UNLESS (A) SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE.

8% SENIOR SECURED CONVERTIBLE NOTE

Thompson, Pennsylvania

Up To $1,500,000.00	May 14, 2015

1.            Obligation. For value received and intending to be legally bound, Lattice Incorporated, a Delaware corporation (“Maker”), hereby promises to pay on or before the Due Date (as defined below) to the order of Lattice Funding, LLC (including its successors and assigns, collectively, the “Payee”), the principal sum of up to ONE MILLION FIVE HUNDRED Thousand Dollars ($1,500,000.00) (the “Principal Sum”), lawful money of the United States of America together with interest thereon in the amount of eight percent annual simple interest (the “Rate”) on the terms and conditions stated in this Note. The Principal Sum will equal the gross proceeds of subscriptions accepted by the Payee for investment in this Note, expected to be in two or more tranches from time to time and may be amended to reflect an up to 10% over-allotment at the option of the Payee. The Principal Sum added to the accrued but unpaid interest (including Default Interest, defined below), fees and penalties (if any) is referred to in this Note as the “Amount Due.” By signing this Note, the Maker acknowledges that proceeds of this Note are to be used for business purposes only. Any term capitalized herein and not defined shall have the same meaning as in the Loan and Security Agreement between the Maker and the Payee of even date.

The payments under this Note shall be made in funds immediately available to Payee at its office at Thompson, Pennsylvania, or at such other location as the Payee shall designate. In the event the due date of any payment under this Note is a Saturday, Sunday or legal holiday in the Commonwealth of Pennsylvania, such payment shall be due on the next succeeding date which is not a Saturday, Sunday or such legal holiday, provided that the principal sum shall continue to accrue interest until paid.

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Interest at the Rate shall accrue beginning May 15, 2015. Interest on the outstanding Principal Sum hereunder shall be paid quarterly in arrears beginning on the 30th of July, 2015 and on the 30th day of October, January, April and July thereafter for as long as the Amount Due, or any part thereof, remains outstanding. If any payment of interest or principal is not paid when due, interest will accrue at the rate of 12% per annum (the “Default Rate”). Interest payable at the Default Rate shall be known as “Default Interest” under this Note. Also upon the occurrence of a Default (as defined below), there shall be added to the principal sum an additional $50,000.00 as a penalty for such default and not as interest. On the same dates that the Maker pays interest to the Payee, the Maker will also pay Payee an administration fee (“Administration Fee”) of 0.5% on the outstanding principal balance hereunder (2% on an annual basis). If a Default (as defined below) under this Note shall have occurred and then be in existence, such Administration Fee shall be increased to 3% on an annual basis as of the date of occurrence of such Default and shall continue at such increased rate until the Default is cured or otherwise waived by Payee. In the event any Administration Fee is not paid when due, the amount of such unpaid Administration Fee will be added to the Amount Due and will be secured by the collateral on the same basis as unpaid principal or interest.

The Amount Due is due and payable on April 30, 2020 (the “Due Date”).

2.            Conversion Rights.

(a)                Beginning six months after the issuance of this Note, the Payee, in its sole and absolute discretion, at any time or from time to time, may elect to convert some or all of the outstanding Principal Sum of the Note into common stock of the Maker (the “Conversion Shares”) at the Conversion Price, as defined below, by sending a conversion notice to the Maker (a “Conversion Notice”) in the form attached as Exhibit A. Electronic delivery via facsimile or electronic mail addressed to the Maker’s president shall constitute good delivery of such Conversion Notice.

(b)               The initial Conversion Price will be $0.15 per Conversion Share. The Conversion Price shall be proportionally adjusted for any stock splits, reverse stock splits, reorganizations, stock dividends and any other corporate action that has a similar effect.

(c)                Forced Conversion. If the Maker’s common stock trades above twice the Conversion Price (as adjusted under Section 2(b)) for twenty consecutive trading days with average daily trading volume greater than 300,000 shares over such period, then Maker has the right to call the Note at face value (plus accrued but unpaid interest, penalties and fees, if any) in order to force conversion into Conversion Shares. The Maker will give the Payee sixty days written notice of a call of the Note under this Section, during which time the Payee may convert some or all of the Principal Sum into Conversion Shares in its discretion. Notwithstanding the foregoing, Maker may not force a conversion unless the underlying Conversion Shares are registered for resale under the Securities Act of 1933, as amended and the Maker can deliver Conversion Shares registered for resale within five business days of the Conversion Notice.

3.            No Prepayment. The Maker may not prepay the Amount Due unless the Maker is acquired or engages in a similar transaction, including without limitation in a stock sale, asset sale, merger and/or acquisition (an “Acquisition Transaction”). If the Maker is so acquired, the Maker (or its successor in interest) may prepay this Note either for the 125% of the outstanding Principal Sum plus all accrued but unpaid interest, or on an “as-converted” basis, simultaneously with the closing of the Acquisition Transaction, at the sole option of Payee. For clarity, an “as-converted basis” shall mean that immediately before the Acquisition Transaction, the Payee will calculate the number of Conversion Shares issuable to the Payee on the conversion of the total Amount Due and the Payee will receive the same consideration as received by other stockholders of Maker.

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4.            Application of Payments. All payments on this Note shall be applied first to accrued and unpaid interest at the Rate, then to accrued and unpaid Default Interest, then to all other sums due hereunder, and the balance thereof to principal or, if a Default shall have occurred and be continuing, in such other order as Payee may elect.

5.            Late Charge, Warrant Issuance. If any payment of interest or Administrative Fee payable under Section 1, above, is not made within ten days of the date such payment is due, or if the Amount Due is not paid when due under the terms of this Note and remains unpaid ten (10) days after the Due Date, then, in either case, there shall also be immediately due and payable a late charge at the rate of Five Percent (5%) of such delinquent payment. The amount of any such late charge not paid promptly following demand therefor shall be deemed outstanding and payable pursuant to the Note.

6.            Collateral. The payment of the Amount Due on the Due Date shall be secured by a first lien on the revenues and other proceeds of all of the Maker’s service contracts with correctional facilities outstanding on the date of this Note or otherwise entered into during the term of this Note, and the equipment used for such contracts, to be evidenced by a filing on form UCC-1.

7.            Default; Acceleration; Remedies.

(a)          Should there occur and exist any Default (as defined below in Section 7 b), then Payee, at its option, may declare immediately due and payable the entire unpaid balance of Amount Due and accrued interest by Maker hereunder, together with interest accrued thereon at the Rate to the date of Default and thereafter at 12% simple annual interest (the “Default Rate”), anything herein to the contrary notwithstanding. Payment of the Amount Due may be enforced and recovered in whole or in part at any time by one or more of the remedies provided Payee in this Note. If Payee employs counsel to enforce this Note by suit or otherwise, Maker will reimburse Payee for all reasonable and documented costs of suit and other reasonable and documented expenses in connection therewith, whether or not suit is actually instituted, together with a reasonable attorney’s fee for collection of Ten Percent (10%) of the total amount then due by Maker to Payee but in no event less than five Thousand Dollars ($5,000.00) together, to the extent permitted by applicable law, with interest on any judgment obtained by Payee at the Default Rate, including interest at the Default Rate from and after the date of execution, judicial or foreclosure sale until actual payment is made to Payee of the full amount due Payee.

(b)          As used in this Note, “Default” shall mean the occurrence of any of the following events:

(1)          Any default in the payment when due of interest or the Amount Due on the Due Date, or any other sums due, under this Note, which default is not cured within ten (10) business days;

(2)          Any default in the performance of any of the provisions of this Note, which is not cured within ten (10) business days;

(3)          Any default in any other indebtedness of the Maker, which default is not cured within ten (10) days of the date of such default;

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(4)          The making by Maker in writing of any representation to Payee which is false or misleading in any material respects;

(5)          The appointment of a committee of Maker’s creditors;

(6)          The making by Maker of a general assignment or offer of settlement for the benefit of creditors;

(7)          The voluntary or involuntary application for, or appointment of, a receiver, custodian, guardian, trustee, or other personal representative for Maker or its property;

(8)          The filing of a voluntary or involuntary (to the extent not dismissed within 30 days) petition under any of the provisions of the Federal Bankruptcy Code or any similar state statute;

(9)          The occurrence of any other act of insolvency (however expressed or indicated);

(10)        The issuance of a warrant of attachment or for distraint, or the notice of tax lien against Maker’s assets;

(11)        An entry of judgments against Maker or its assets;

(12)        The failure to pay, withhold, collect or remit any taxes or tax deficiency when assessed or due, unless such taxes are being diligently contested in good faith by appropriate proceedings; or

(13)        The general failure of Maker to pay its debts and obligations as the same become due and payable.

8.            Remedies Cumulative, Etc.

(a)          The remedies of Payee provided in this Note shall be cumulative and concurrent, may be pursued singly, successively, or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b)          The recovery of any judgment by Payee shall not affect in any manner or to any extent any rights, remedies or powers of Payee under this Note, but such rights, remedies and powers of Payee shall continue unimpaired as before. The exercise by Payee of its rights and remedies and the entry of any judgment by Payee shall not adversely affect in any way the interest rate payable hereunder on any amounts due to Payee but interest shall continue to accrue on such amounts at the rates specified herein.

(c)          Maker agrees that any action or proceeding against it to enforce this Note may be commenced in the Superior Court of any county in the State of New Jersey, or in any federal court in the State of New Jersey. Maker also consents to venue in any federal court having subject matter jurisdiction located in the State of New Jersey. The provisions of this Section shall not limit or otherwise affect the right of Payee to institute and conduct action in any other appropriate manner, jurisdiction or court.

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9.            Additional Waivers. Maker hereby waives presentment for payment, demand, demand for payment, notice of demand, notice of nonpayment or dishonor, notice of acceleration, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Note. Maker agrees that its liability shall be unconditional without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to payment or other provisions of this Note.

10.          Costs and Expenses. Maker shall pay upon demand all reasonable and documented costs and expenses incurred by Payee in the exercise of any of its rights, remedies or powers under this Note and any amount thereof not paid within ten (10) business days following demand therefor shall be added to the Principal Sum hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full.

11.          Severability. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effectuate the provisions of this Note.

12.           Limitation of Interest to Maximum Lawful Rate. In no event shall the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Note and shall be applied on such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding under this Note, the portion exceeding the sums outstanding under this Note shall be refunded in cash by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

13.           Limitation on Payee’s Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

14.           No Offset. The obligations of Maker under this Note shall not be subject to any abatement or offset as a consequence of any claim, event or transaction otherwise occurring or arising between Maker, Payee and/or any affiliate of any of them, except as Maker and Payee may otherwise agree.

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15.           Applicable Law. This instrument shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

16.           Captions. The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of the Note.

17.           Pronouns. Pronouns used herein shall be deemed to include the masculine, feminine or neuter, singular or plural, as their contexts may require. The words “Payee” and “Maker” shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.

18.           Construction. The language in this Agreement shall be construed as a whole according to its fair meaning, strictly neither for nor against any party, and without implying a presumption that its terms shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who drafted it.

19.           Computation. The unpaid principal amount of this Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and all other Amounts Due owing by Maker to Payee pursuant to this Note shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

20.           Assignment. This Note may not be assigned or otherwise transferred by Maker without the prior written consent of Payee. This Note may not be assigned or otherwise transferred by Payee to any person or entity that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

21.           Stamp Taxes. Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by the laws of the Commonwealth of Pennsylvania or the State of New Jersey (or any of their political subdivisions) or the United States of America to be affixed to this note, and if any taxes are imposed under the laws of the Commonwealth of Pennsylvania or the State of New Jersey (or any of their political subdivisions) or the United States of America with respect to evidences of indebtedness, Maker shall pay or reimburse Payee upon demand the amount of such taxes without credit against any indebtedness evidenced by this Note.

22.           Notices. All notices, requests, waivers, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, made and received when hand delivered against receipt, or on the day after it is sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized overnight courier service, or by facsimile, to:

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If to Maker:

Lattice Incorporated
7150 N. Park Drive
Suite 500
Pennsauken, NJ 08109
Telephone (856) 910-1166
Facsimile: (856) 910-1811

If to Payee:

Lattice Funding, LLC
766 Shrewsbury Ave, Suite E401
Tinton Falls, NJ 07724
Telephone: 732-450-3500
Facsimile: 732-450-3520
Attention: Anthony Cantone

Or such other address as shall be specified from time to time (in compliance with the requirements of this Section 22 for the giving of notice) by the parties entitled to receive such notices.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

MAKER:

LATTICE INCORPORATED

By: /s/ Paul Burgess
       Paul Burgess, President

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EXHIBIT A

FORM OF CONVERSION NOTICE

Reference is made to the 8% Senior Secured Convertible Note (the “Note”) issued to the undersigned by Lattice Incorporated (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount of the outstanding Principal (as defined in the Note) of the Note indicated below into shares of common stock of the Company (the “Conversion Shares”) of the Company, as of the date specified below. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

1.	Date of Conversion: ______________________
2.	Amount of outstanding Principal to be converted: ______________________
3.	Amount of accrued and unpaid Interest on such outstanding Principal: ______________
4.	Total Conversion Amount (Sum of lines 2 and 3): ______________________
5.	Please confirm the following information:

Conversion Price: ______________________

Number of Shares to be issued in respect of the Conversion Amount: _______________

6.	Please issue the Shares into which the Note is being converted in the following name and to the following address:

Name of Holder:	______________________
Address:	______________________
Facsimile Number:	______________________
Telephone Number:	______________________

By:	____________________________ Name: Title:

Dated: _________________

Holder Requests Delivery to be made: (check one)

☐	By Delivery of Physical Certificates to the Above Address
☐	Through Depository Trust Corporation (Account ____________________

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